UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 20, 2004

Commission File
Number: 1-8944

CLEVELAND-CLIFFS INC

(Exact Name of Registrant as Specified in Charter)

Ohio	34-1464672

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114-2589

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Required FD Disclosure
SIGNATURE

ITEM 5. Other Events and Required FD Disclosure

     We are authorized under our amended articles of incorporation to issue 28,000,000 common shares, par value $1.00 per share. At the close of business on December 31, 2003, there were 10,498,015 common shares outstanding.

     We are authorized to issue up to 3,000,000 shares of Class A Preferred Stock, of which 2,975,226 shares may be issued as convertible shares, and up to 4,000,000 shares of Class B Preferred Stock, each such class in one or more series, and with such other rights and preferences as our board may provide, subject to certain limitations and consistent with the applicable provisions of the Chapter 1701 of the Ohio Revised Code and certain criteria necessary to satisfy the minimum requirements for acceptance of such shares for listing by the New York Stock Exchange. There are currently no shares of Class A Preferred Stock or Class B Preferred Stock outstanding. The financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 incorrectly reflect that only 500,000 shares of Class A Preferred Stock are authorized.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ George W. Hawk

Name: George W. Hawk Title: Assistant Treasurer

Date: January 20, 2004

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